UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CurrencySharesSM South African Rand Trust

Sponsored by Rydex Specialized Products LLC,

d/b/a Rydex Investments

(Exact name of Registrant as specified in its charter)

New York	30-6164140
(State of incorporation or organization)	(IRS Employer Identification No.)

9601 Blackwell Road Suite 500 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
South African Rand Shares, no par value	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-150685

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the South African Rand Shares, no par value, of the CurrencySharesSM South African Rand Trust (the “Registrant”) sponsored by Rydex Specialized Products LLC d/b/a Rydex Investments to be registered hereunder is contained under the caption “Description of the Shares” in the Prospectus constituting a part of the Registration Statement on Form S-1, Amendment No. 3, filed by the Registrant with the Securities and Exchange Commission on August 21, 2008 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Document Description

1	Certificate of Formation of Rydex Specialized Products LLC, as amended, incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150685).

2	Limited Liability Company Agreement of Rydex Specialized Products LLC, incorporated by reference to Exhibit 3.2 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150685).

3	Form of Depositary Trust Agreement, incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, Amendment No. 3 (Registration No. 333-150685).

4	Form of Participant Agreement, incorporated by reference to Exhibit 4.2 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150685).

5	Form of Deposit Account Agreement, incorporated by reference to Exhibit 10.2 in the Registrant’s Registration Statement on Form S-1, Amendment No. 3 (Registration No. 333-150685).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 21, 2008	RYDEX SPECIALIZED PRODUCTS LLC, SPONSOR OF THE CURRENCYSHARESSM SOUTH AFRICAN RAND TRUST

	By:	/s/ Kevin Farragher
	Name:	Kevin Farragher
	Title:	Chief Executive Officer

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